Exhibit 8.2

FACSIMILE: 213.892.5454

B R U S S E L S , D E N V E R , H O N G K O N G , L O N D O N , L O S A N G E L E S , M I A M I , N E W Y O R K , P A L O A L T O , S A N
D I E G O , S A N F R A N C I S C O , S E A T T L E , S H A N G H A I ,
S I N G A P O R E , T O K Y O , W A S H I N G T O N , D . C .

707 WILSHIRE BOULEVARD SUITE 6000 LOS ANGELES CALIFORNIA 90017-3543 TELEPHONE: 213.892.5200 FACSIMILE: 213.892.5454 WWW.MOFO.COM

M O R R I S O N & F O E R S T E R L L P

A M S T E R D A M , A U S T I N , B E R L I N , B O S T O N ,
B R U S S E L S , D E N V E R , H O N G K O N G , L O N D O N , L O S A N G E L E S , M I A M I , N E W Y O R K , P A L O A L T O , S A N
D I E G O , S A N F R A N C I S C O , S E A T T L E , S H A N G H A I ,
S I N G A P O R E , T O K Y O , W A S H I N G T O N , D . C .

July 7, 2026

RE/MAX Holdings, Inc.
5075 S. Syracuse Street
Denver, Colorado 80237

Ladies and Gentlemen:

We  have  acted  as  special  counsel  to  RE/MAX  Holdings,  Inc.,  a  Delaware Corporation  (the  “Company”),  in  connection  with  the  preparation  and  filing  with  the Securities and Exchange Commission of a Registration Statement on Form S-4,  as  amended  or  supplemented  through  the  date  hereof  (the  “Registration Statement”), initially filed with the Securities and Exchange Commission on June 12, 2026,  and  which  includes  the  Proxy  Statement,  Prospectus  and  Information  Statement describing the Arrangement Agreement and Plan of Merger dated April 26, 2026 (as amended by that certain Amendment to the Arrangement Agreement and Plan of Merger, dated as of June 12, 2026, the “Wildlife Merger Agreement”), by and among the Company, The Real Brokerage Inc., a company existing under the laws of British Columbia (“Parent”), Rome Wildlife, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent  (“New  Wildlife”),  Wildlife  Acquisition  I  Corp.,  a  Delaware  corporation  and  a wholly-owned subsidiary of New Wildlife (“Merger Sub I”), Wildlife Acquisition II LLC, a Delaware limited liability company and wholly-owned subsidiary of New Wildlife (“Merger Sub II”), and 1587802 B.C. Unlimited Liability Company, an unlimited liability corporation existing under the laws of the Province of British Columbia and a wholly-owned Subsidiary of New Wildlife (“Bidco”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Merger Agreement.

Immediately prior to the Wildlife Mergers (as defined below), and pursuant to the Agreement and Plan of Merger dated April 26,2026, by and among the Company, Rhino Merger  Sub  I,  Inc.,  a  Delaware  corporation  (“Rhino  Merger  Sub  I”)  and  a  direct wholly-owned subsidiary of the Company, Rhino Merger Sub II, LLC, a Delaware limited liability company (“Rhino Merger Sub II”) and a direct wholly-owned subsidiary of the Company, and RIHI, Inc., a Delaware corporation (“RIHI”) (such Agreement and Plan of Merger, the “Rhino Merger Agreement”, and together with the Wildlife Merger Agreement, the “Merger Agreements”), Merger Sub I will be merged with and into RIHI, with RIHI surviving the merger (the “Rhino First Merger”), and immediately thereafter, and as part of the same overall transaction, RIHI will merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of the Company (the “Rhino Second Merger” and, together with the Rhino First Merger, the “Rhino Mergers”).

RE/MAX Holdings, Inc.
July 7, 2026

The Wildlife Merger Agreement and the ancillary documents thereto provide, among other things, that Merger Sub I will be merged with and into the Company, with the Company surviving the merger (the “Wildlife First Merger”) and immediately thereafter, as part of the same overall transaction, the surviving entity of the Wildlife First Merger will merge  with  and  into  Merger  Sub  II,  with  Merger  Sub  II  surviving  the  merger  as  a wholly-owned subsidiary of New Wildlife (the “Wildlife Second Merger” and, collectively, the “Wildlife Mergers” and, together with the Rhino Mergers, the “Mergers”).

In conjunction with the Mergers and as part of the same overall plan and pursuant to the  Wildlife  Merger  Agreement,  Parent’s  shareholders  will  transfer  all  of  their  Parent Common Shares to Bidco in exchange for common shares of Bidco, and such common shares of Bidco subsequently will be transferred to New Wildlife in exchange for shares of New Wildlife Common Stock (these transactions collectively, the “Exchange” and, together with the Mergers, the “Transactions”).

In connection with this opinion, we have examined the Merger Agreements, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to render the opinion set forth herein.  In particular, we have reviewed and relied upon the representation letters from each of the Company and Parent, each dated the date hereof (each, a “Representation Letter” and collectively, the “Representation Letters”).In addition, we have assumed that: (i) the Transactions and related transactions will be consummated pursuant to and in accordance with the provisions of  the  Merger  Agreements  and  as  described  in  the  Registration  Statement  (and  no transaction, covenant or condition described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Transactions and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct, and will remain true, complete and correct at all times up to and including the effective times of the  Transactions,  (iii)  all  such  statements  qualified  by  knowledge,  intention,  belief  or materiality or any comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) the parties to the Transactions have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreements, (v) the Mergers will qualify as statutory mergers under applicable  state  law,  (vi)  the  Company,  Parent,  New  Wildlife,  and  their  respective subsidiaries will treat the Transactions for U.S. federal income tax purposes in a manner consistent with the opinions set forth below, (vii) each of the representations made in each Representation Letter is true, complete and correct as of the date hereof and will be true, complete and correct as of the effective times of the Transactions as if made as of such time, (viii) any representation in a Representation Letter made “to the knowledge” or similarly qualified  is  true,  complete  and  correct  without  such  qualification,  (ix)  all  documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the  originals,  all  relevant  documents  have  been  or  will  be  duly  executed  in  the  form presented to us and all natural persons who have executed such documents had the requisite

RE/MAX Holdings, Inc.
July 7, 2026

legal capacity to execute such documents, and (x) all applicable reporting requirements have been or will be satisfied.  If any of the above described assumptions is untrue or invalid for any reason, or if any of the Transactions or related transactions are consummated in a manner  that  differs  from  the  manner  described  in  the  Merger  Agreements,  any  other applicable agreements and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the assumptions and qualifications set forth herein, it is our opinion that:

1.	the Wildlife Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and
2.	the Wildlife Mergers, taken together, the Exchange, and the Rhino Mergers will together qualify as a transaction described in Section 351 of the Code.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreements other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time, including with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding any of the Transactions, and related transactions, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform the Company (or any successor to the Company) of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references made therein to us insofar as they relate to statements of law or legal conclusions under the federal income tax laws of the United States or pertain to matters of U.S. federal income tax law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Morrison & Foerster LLP